Exhibit 10.2

Execution Version

Dated as of September 14, 2018

KLX ENERGY SERVICES HOLDINGS, INC.

THE OTHER GUARANTORS FROM TIME TO TIME PARTY HERETO

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent and Administrative Agent

GUARANTY

GUARANTY dated as of September 14, 2018 (as amended, restated, amended and restated, modified or supplemented from time to time, this Agreement) among KLX ENERGY SERVICES HOLDINGS, INC., the other GUARANTORS from time to time party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent and JPMORGAN CHASE BANK, N.A., as Collateral Agent for the benefit of the Secured Parties referred to herein.

KLX Energy Services Holdings, Inc., a Delaware corporation (the Company), as borrower, the Lenders (as defined in the Credit Agreement) party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent and an Issuing Lender, have entered into that certain Credit Agreement, dated as of August 10, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the Credit Agreement; the terms defined therein which are not otherwise defined herein being used herein as therein defined).

As provided in the Credit Agreement, Hedge Banks may from time to time provide Swap Contracts to the Company or one or more of its Subsidiaries, and Cash Management Banks may from time to time provide Cash Management Services to, for the benefit of, or otherwise in respect of, the Company or one or more of its Subsidiaries, under Cash Management Agreements. To induce the Lenders to enter into the Credit Agreement and the other Credit Documents, the Hedge Banks to enter into Swap Contracts permitted under the Credit Agreement and the Cash Management Banks to enter into Cash Management Agreements, the Company and each of the Subsidiaries of Company which shall be required to become a party hereto from time to time in accordance with Section 8.10 or 9.15 of the Credit Agreement and Section 5.11 hereof (each a Guarantor and collectively, the Guarantors) will agree, jointly and severally, to provide a guaranty of all obligations of the other Credit Parties under and in respect of the Credit Documents.  As used herein, Other Credit Parties means, with respect to any Guarantor, any and all of the Credit Parties other than such Guarantor.

Each of the Guarantors (other than the Company) will be, at the time of becoming a party hereto, a Subsidiary of the Company.  As such, each Guarantor (other than the Company) will receive not insubstantial benefits from the Company’s execution of the Credit Agreement and the consummation of the transactions set forth therein and the Loans, Letters of Credit and other financial accommodations to be made, issued or entered into thereunder and from the other financial accommodations to be made under the other Credit Documents.

Accordingly, each Guarantor hereby agrees with the Collateral Agent for the benefit of the Secured Parties as follows:

1.                                      GUARANTY

1.1.                            The Guaranty

Each Guarantor, unconditionally and irrevocably guarantees, jointly and severally with the other Guarantors, as a primary obligor and not merely as a surety: (x) the due and punctual payment of:

(a)                                 all principal of and interest (including, without limitation, any interest which accrues after the commencement of (i) any voluntary or involuntary case or proceeding under any Debtor Relief Laws with respect to any Credit Party, (ii) any other voluntary or involuntary, insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation or similar case or proceeding with respect to any Credit Party or any material portion of its respective assets, (iii) any liquidation, dissolution, reorganization or winding up of any Credit Party whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (iv) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Credit Party (each an Insolvency or Liquidation Proceeding), whether or not allowed or allowable as a claim in any such proceeding) on any Loan, L/C Disbursement or Revolving L/C Obligation incurred by any Other Credit Party under, or any Note issued by any Other Credit Party pursuant to, the Credit Agreement or any other Credit Document;

(b)                                 all fees, expenses, indemnification obligations and other amounts of whatever nature, now or hereafter payable by any Other Credit Party (including, without limitation, any amounts which accrue after the commencement of any Insolvency or Liquidation Proceeding with respect to such Other Credit Party, whether or not allowed or allowable as a claim in any such proceeding) pursuant to the Credit Agreement or any other Credit Document;

(c)                                  all expenses of any Agent as to which one or more of them have a right to reimbursement by any Other Credit Party under Section 12.5 of the Credit Agreement or under any other similar provision of any other Credit Document, including, without limitation, any and all sums advanced by any Agent to preserve the Collateral or preserve its security interests in the Collateral to the extent permitted under any Credit Document or applicable law;

(d)                                 all amounts paid by any Secured Party or any Related Party thereof (each, an Indemnitee) as to which such Indemnitee has the right to reimbursement by any Other Credit Party under Section 12.5 of the Credit Agreement or under any other similar provision of any other Credit Document;

(e)                                  all other amounts now or hereafter payable by any Other Credit Party and all other obligations or liabilities now existing or hereafter arising or incurred (including, without limitation, any amounts which accrue after the commencement of any Insolvency or Liquidation Proceeding with respect to such Other Credit Party, whether or not allowed or allowable as a claim in any such proceeding) on the part of any Other Credit Party pursuant to any Credit Document;

(f)                                   all Cash Management Obligations of any Other Credit Party owed or owing under any Cash Management Agreement to a Cash Management Bank; and

(g)                                  all Swap Obligations of any Other Credit Party permitted under the Credit Agreement owed or owing under any Swap Contract to any Hedge Bank, other than any Excluded Swap Obligations (as defined below);

in each case together with all renewals, modifications, consolidations or extensions thereof and whether now or hereafter due, owing or incurred in any manner, whether actual or contingent, whether incurred solely or jointly with any other Person and whether as principal or surety (and including all liabilities in connection with any notes, bills or other instruments accepted by any Secured Party in connection therewith), together in each case with all renewals, modifications, consolidations or extensions thereof; and (y) the due and punctual performance of all covenants, agreements, obligations and liabilities of each Other Credit Party under or pursuant to the Credit Documents (all such monetary and other obligations referred to in clauses (x) and (y) above, other than any Excluded Swap Obligations, being herein collectively referred to as the Guaranteed Obligations).

Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor (other than the Company) hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Guarantor’s obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the Fraudulent Transfer laws), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer laws (specifically excluding, however, any liabilities of such Guarantor (i) in respect of intercompany indebtedness to any Other Credit Party or any of its Affiliates to the extent that such indebtedness (A) would be discharged or would be subject to a right of set-off in an amount equal to the amount paid by such Guarantor hereunder or (B) has been pledged to, and is enforceable by, the Collateral Agent on behalf of the Secured Parties and (ii) under any guaranty of Indebtedness subordinated in right of payment to the Guaranteed Obligations which guaranty contains a limitation as to a maximum amount similar to that set forth in this paragraph pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets of such Guarantor to the value (as determined under the applicable provisions of the Fraudulent Transfer laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Guarantor and any other Credit Party and its Affiliates of obligations arising under guaranties by such parties (including the agreements in Article 2 of this Agreement).  If any Guarantor’s liability hereunder is limited pursuant to this paragraph to an amount that is less than the total amount of the Guaranteed Obligations, then it is understood and agreed that the portion of the Guaranteed Obligations for which such Guarantor is liable hereunder shall be the last portion of the Guaranteed Obligations to be repaid.

For purposes of this Section 1.1, Excluded Swap Obligation means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

1.2.                            Guaranty Absolute

Each Guarantor guarantees that the Guaranteed Obligations will be paid and performed strictly in accordance with the terms of the Credit Documents, regardless of any law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Parties with respect thereto.  The obligations of each Guarantor under this Agreement are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Agreement, irrespective of whether any action is brought against the Company or any Other Credit Party or whether the Company or any Other Credit Party is joined in any such action or actions.  The obligations of each Guarantor under Section 1.1 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of any Other Credit Party under any Credit Document or any other agreement or instrument referred to therein and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 1.2 that the obligations of each Guarantor hereunder shall be absolute and unconditional under any and all circumstances.  The obligations of each Guarantor hereunder are several from those of the Other Credit Parties and are primary obligations concerning which each Guarantor is the principal obligor.  The Secured Parties shall not be required to mitigate damages or take any action to reduce, collect or enforce the Guaranteed Obligations.

The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including the existence of any claim, set-off or other right which any Guarantor may have at any time against any Other Credit Party, any Agent or other Secured Party or any other Person, whether in connection herewith or any unrelated transactions.  Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any Other Credit Party to any Secured Party under the Credit Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company or such Other Credit Party.

Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be released, discharged or otherwise affected or impaired by:

(a)                                 any extension, renewal, settlement, compromise, acceleration, waiver or release in respect of any obligation of any Other Credit Party under the Credit Agreement, the Notes, any Swap Contract, any Cash Management Agreement or any other Credit Document or any other agreement or instrument evidencing or securing any Guaranteed Obligation, by operation of law or otherwise;

(b)                                 any change in the manner, place, time or terms of payment of any Guaranteed Obligation or any other amendment, supplement or modification to the Credit Agreement, the Notes, any other Credit Document or any other agreement or instrument evidencing or securing any Guaranteed Obligation;

(c)                                  any release, non-perfection or invalidity of any direct or indirect security for any Guaranteed Obligation, any sale, exchange, surrender, realization upon, offset against or other action in respect of any direct or indirect security for any Guaranteed Obligation or any release of any Other Credit Party or any other guarantor or guarantors of any Guaranteed Obligation;

(d)                                 any change in the existence, structure or ownership of any Other Credit Party or any insolvency, bankruptcy, reorganization, arrangement, readjustment, composition, liquidation or other similar proceeding affecting any Other Credit Party or its assets or any resulting disallowance, release or discharge of all or any portion of any Guaranteed Obligation;

(e)                                  the existence of any claim, set-off or other right which any Guarantor may have at any time against any Other Credit Party, any Agent, any other Secured Party or any other Person, whether in connection herewith or any unrelated transaction; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(f)                                   any invalidity or unenforceability relating to or against any Other Credit Party for any reason of the Credit Agreement, any Note, any other Credit Document or any other agreement or instrument evidencing or securing any Guaranteed Obligation or any provision of applicable law purporting to prohibit the payment by any Other Credit Party of any Guaranteed Obligation;

(g)                                  any failure by any Agent or any other Secured Party:  (i) to file or enforce a claim against any Other Credit Party or its estate (in a bankruptcy or other proceeding); (ii) to give notice of the existence, creation or incurrence by any Other Credit Party of any new or additional indebtedness or obligation under or with respect to the Guaranteed Obligations; (iii) to commence any action against any Other Credit Party; (iv) to disclose to any Guarantor any facts which such Agent or such other Secured Party may now or hereafter know with regard to any Other Credit Party; or (v) to proceed with due diligence in the collection, protection or realization upon any collateral securing the Guaranteed Obligations;

(h)                                 any direction as to application of payment by any Other Credit Party or any other Person;

(i)                                     any subordination by any Secured Party of the payment of any Guaranteed Obligation to the payment of any other liability (whether matured or unmatured) of any Other Credit Party to its creditors;

(j)                                    any act or failure to act by the Collateral Agent or any other Secured Party under this Agreement or otherwise which may deprive any Guarantor of any right to subrogation, contribution or reimbursement against any Other Credit Party or any right to recover full indemnity for any payments made by such Guarantor in respect of the Guaranteed Obligations; or

(k)                                 any other act or omission to act or delay of any kind by the Company, any Other Credit Party, the Collateral Agent or any Secured Party or any other Person or any other circumstance whatsoever which might, but for the provisions of this clause, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder.

Each Guarantor has irrevocably and unconditionally delivered this Agreement to the Collateral Agent, for the benefit of the Secured Parties, and the failure by any Other Credit Party or any other Person to sign this Agreement or a guaranty similar to this Agreement or otherwise shall not discharge the obligations of any Guarantor hereunder.  The irrevocable and unconditional liability of each Guarantor hereunder applies whether it is liable for the entire amount of its Guaranteed Obligations, or only for a pro-rata portion, and without regard to any rights (or the impairment thereof) of subrogation, contribution or reimbursement that such Guarantor may now or hereafter have against any Other Credit Party or any other Person.  This Agreement is and shall remain fully enforceable against each Guarantor irrespective of any defenses that any Other Credit Party may have or assert in respect of the Guaranteed Obligations, including, without limitation, failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, except that a Guarantor may assert the defense of final payment in full of the Guaranteed Obligations.

1.3.                            Payments

(a)                                 Payments to be Made Upon Default.  If any Credit Party fails to pay or perform any Guaranteed Obligation when due in accordance with its terms (whether at stated maturity, by acceleration or otherwise) or if any Default or Event of Default specified in Section 10.1(f) of the Credit Agreement occurs with respect to any Credit Party, the Guarantors shall, forthwith on demand of the Collateral Agent, pay the aggregate amount of all Guaranteed Obligations to the Collateral Agent.

(b)                                 General Provisions as to Payments.  Each payment hereunder shall be made without set-off, counterclaim or other deduction, in Federal or other funds immediately available in The City of New York, to the Collateral Agent at the address(es) referred to in Section 5.1(a) hereof on the basis set forth in Section 5.18(a) of the Credit Agreement.

(c)                                  Application of Payments.  All payments received by the Collateral Agent hereunder shall be applied as provided in Section 4.2 of the Pledge and Security Agreement.

(d)                                 Payment in Contractual Currency.  Each payment under this Agreement will be made in the relevant currency specified in the Credit Agreement for the payment of the Guaranteed Obligations (the Contractual Currency).  To the fullest extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the Collateral Agent, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement.  If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, each Guarantor will, to the fullest extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall.

1.4.                            Discharge; Reinstatement in Certain Circumstances

Each Guarantor’s obligations hereunder shall remain in full force and effect until the latest to occur of (i) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such interest is, or would be, allowed in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the Credit Documents and termination of all commitments to lend or otherwise extend credit under the Credit Documents, (ii) payment in full in cash of all other Guaranteed Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including legal fees and other expenses, costs or charges accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such fees, expenses, costs or charges is, or would be, allowed in such Insolvency or Liquidation Proceeding but excluding Unmatured Surviving Obligations), (iii) termination, cancellation or cash collateralization (in an amount reasonably satisfactory to the Collateral Agent) of, all Letters of Credit issued or deemed issued under the Credit Documents, (iv) termination or cash collateralization (in an amount reasonably satisfactory to the Collateral Agent) of all Swap Contracts and (v) termination or cash collateralization (in an amount reasonably satisfactory to the Collateral Agent) of all Cash Management Agreements (the occurrence of all of the foregoing being referred to herein as Discharge of Finance Obligations).  No payment or payments made by any Other Credit Party or any other Person or received or collected by any Secured Party from any Other Credit Party or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder, it being understood that each Guarantor shall, notwithstanding any such payment or payments, remain liable for the Guaranteed Obligations until the Discharge of Finance Obligations.  If at any time any payment by any Other Credit Party or any other Person of any Guaranteed Obligation is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Other Credit Party or other Person or upon or as a result of the appointment of a receiver, intervener or conservator of, or trustee or similar officer for, such Other Credit Party or other Person or any substantial part of its respective property or otherwise, each Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.  Each Guarantor party hereto agrees that payment or performance of any of the Guaranteed Obligations or other acts which toll any statute of limitations applicable to the Guaranteed Obligations shall also toll the statute of limitations applicable to each such Guarantor’s liability hereunder.

1.5.                            Waiver by the Guarantors

Each Guarantor hereby waives presentment to, demand of payment from and protest to the Other Credit Parties of any of the Guaranteed Obligations, and also waives promptness, diligence, notice of acceptance of its guarantee, any other notice with respect to any of the Guaranteed Obligations and this Agreement and any requirement that any Agent or any other Secured Party protect, secure, perfect or insure any Lien or any property subject thereto.  Each Guarantor further waives any right to require that resort be had by any Agent or any other Secured Party to any security held for payment of the Guaranteed Obligations or to any balance of any deposit, account or credit on the books of the any Agent or any other Secured Party in favor of any Credit Party or any other Person.

Each Guarantor hereby consents and agrees to each of the following to the fullest extent permitted by law, and agrees that such Guarantor’s obligations under this Agreement shall not be released, discharged, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including rights to notice) which such Guarantor might otherwise have as a result of or in connection with any of the following:

(a)                                 any renewal, extension, modification, increase, decrease, alteration or rearrangement of all or any part of the Guaranteed Obligations or any instrument executed in connection therewith, or any contract or understanding with any Other Credit Party, any Agent, the other Secured Parties, or any of them, or any other Person, pertaining to the Guaranteed Obligations;

(b)                                 any adjustment, indulgence, forbearance or compromise that might be granted or given by any Agent or any other Secured Party to any Other Credit Party or any other Person liable on the Guaranteed Obligations; or the failure of any Agent or any other Secured Party to assert any claim or demand or to exercise any right or remedy against any Other Credit Party under the provisions of any Credit Document or otherwise; or any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Credit Document or any other agreement, including with respect to any Other Credit Party under this Agreement;

(c)                                  the insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of any Other Credit Party or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of any Other Credit Party, or any change, restructuring or termination of the corporate structure or existence of any Other Credit Party, or any sale, lease or transfer of any or all of the assets of any Other Credit Party, or any change in the shareholders, partners, or members of any Other Credit Party; or any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations;

(d)                                 the invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including the fact that the Guaranteed Obligations, or any part thereof, exceed the amount permitted by law, the act of creating the Guaranteed Obligations or any part thereof is ultra vires, the officers or representatives executing the documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, the Guaranteed Obligations violate applicable usury laws, any Other Credit Party has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from such Other Credit Party, the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible, legally impossible or unenforceable, or the documents or instruments pertaining to the Guaranteed Obligations have been forged or otherwise are irregular or not genuine or authentic;

(e)                                  any full or partial release of the liability of any Other Credit Party or of any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations or any part thereof, it being recognized, acknowledged and agreed by each Guarantor that such Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other Person, and such Guarantor has not been induced to enter into this Agreement on the basis of a contemplation, belief, understanding or agreement that any party other than the Company will be liable to perform the Guaranteed Obligations, or that the Secured Parties will look to any other party to perform the Guaranteed Obligations;

(f)                                   the taking or accepting of any other security, collateral or guarantee, or other assurance of payment, for all or any part of the Guaranteed Obligations;

(g)                                  any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including negligent, willful, unreasonable or unjustifiable impairment) of any Letter of Credit, collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations;

(h)                                 any right that any Guarantor may now or hereafter have under Section 3-606 of the UCC or otherwise to unimpaired collateral;

(i)                                     the failure of any Agent, any other Secured Party or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

(j)                                    the fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by each Guarantor that such Guarantor is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the Collateral;

(k)                                 any payment by any Other Credit Party to the Collateral Agent, any other Agent or any other Secured Party being held to constitute a preference under Title 11 of the United States Code or any similar Federal, foreign or state law, or for any reason any Agent or any other Secured Party being required to refund such payment or pay such amount to any Other Credit Party or someone else;

(l)                                     any other action taken or omitted to be taken with respect to the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices any Guarantor or increases the likelihood that any Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of each Guarantor that such Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether or not contemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Obligations in cash;

(m)                             the fact that all or any of the Guaranteed Obligations cease to exist by operation of law, including by way of a discharge, limitation or tolling thereof under applicable Debtor Relief laws;

(n)                                 the existence of any claim, set-off or other right which any Guarantor may have at any time against any Other Credit Party, the Collateral Agent, any other Secured Party or any other Person, whether in connection herewith or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; or

(o)                                 any other circumstance that might in any manner or to any extent otherwise constitute a defense available to, vary the risk of, or operate as a discharge of, such Guarantor as a matter of law or equity.

All waivers herein contained shall be without prejudice to the right of the Collateral Agent at its option to proceed against any Credit Party or any other Person, whether by separate action or by joinder.

1.6.                            Security for Guaranty

Each Guarantor party hereto authorizes the Collateral Agent in accordance with the terms and subject to the conditions set forth in the Collateral Documents, (i) to take and hold security for the payment of the Guaranteed Obligations and to exchange, enforce, waive and release any such security, (ii) to apply such security and direct the order or manner of sale thereof as the Collateral Agent in its sole discretion may determine and (iii) to release or substitute any one or more endorsees, other Guarantors or Other Credit Parties.  The Collateral Agent may, at its election, in accordance with the terms and subject to the conditions set forth in the Collateral Documents, foreclose on any security held by it by one or more judicial or nonjudicial sales, or exercise any other right or remedy available to it against any Credit Party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder.

1.7.                            Agreement to Pay; Subordination of Subrogation Claims

In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent, any other Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Other Credit Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent or such other Secured Party as designated thereby in cash the amount of such unpaid Guaranteed Obligations.  Upon payment by any Guarantor of any sums to the Collateral Agent or any Secured Party as provided above, all rights of such Guarantor against any Other Credit Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall (including, without limitation, in the case of any Guarantor, any rights of such Guarantor arising under Article 2 of this Agreement) in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Guaranteed

Obligations and Discharge of Finance Obligations.  No failure on the part of any Other Credit Party or any other Person to make any payments in respect of any subrogation, contribution, reimbursement, indemnity or similar right (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder.  If any amount shall erroneously be paid to any Guarantor on account of such subrogation, contribution, reimbursement, indemnity or similar right, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be turned over to the Collateral Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Collateral Agent, if required) to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Documents.

1.8.                            Stay of Acceleration

If acceleration of the time for payment of any amount payable by any Other Credit Party under or with respect to the Guaranteed Obligations is stayed upon the insolvency or bankruptcy of such Other Credit Party, all such amounts shall nonetheless be payable by each Guarantor guaranteeing such Guaranteed Obligations hereunder.

1.9.                            No Set-Off

No act or omission of any kind or at any time on the part of any Secured Party in respect of any matter whatsoever shall in any way affect or impair the rights of the Collateral Agent or any other Secured Party to enforce any right, power or benefit under this Agreement, and no set-off, claim, reduction or diminution of any Guaranteed Obligation or any defense of any kind or nature which any Guarantor has or may have against any Other Credit Party or any Secured Party shall be available against the Collateral Agent or any other Secured Party in any suit or action brought by the Collateral Agent or any other Secured Party to enforce any right, power or benefit provided for by this Agreement; provided that nothing herein shall prevent the assertion by any Guarantor of any such claim by separate suit or compulsory counterclaim.  Nothing in this Agreement shall be construed as a waiver by any Guarantor of any rights or claims which it may have against any Secured Party hereunder or otherwise, but any recovery upon such rights and claims shall be had from such Secured Party separately, it being the intent of this Agreement that each Guarantor shall be unconditionally, absolutely and jointly and severally obligated to perform fully all its obligations, covenants and agreements hereunder for the benefit of each Secured Party.

2.                                      INDEMNIFICATION, SUBROGATION AND CONTRIBUTION

2.1.                            Indemnity and Subrogation

In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 1.7 above), with respect to any Guaranteed Obligations that are initially incurred by a Guarantor (the Responsible Guarantor) but are paid by a Guarantor other than the Responsible Guarantor (the Paying Guarantor), (i) the Responsible Guarantor shall indemnify the Paying Guarantor for the full amount of such payment, (ii) the Paying Guarantor shall be fully subrogated to the rights of the person to whom such payment shall have been made (to the extent of such payment) against the Responsible Guarantor and (iii) if any assets of any

Guarantor (other than the Responsible Guarantor) shall be sold pursuant to any Collateral Document to satisfy a claim of any Secured Party, the Responsible Guarantor shall indemnify such other Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

2.2.                            Contribution and Subrogation

Each Guarantor (a Contributing Guarantor) agrees (subject to Section 1.7 above) that, if a payment shall be made by any other Guarantor under this Agreement or assets of any other Guarantor shall be sold pursuant to any Collateral Document to satisfy a claim of any Secured Party and such other Guarantor (the Claiming Guarantor) shall not have been fully indemnified by the Responsible Guarantor as provided in Section 2.1, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction the numerator of which shall be the net worth of the Contributing Guarantor on the date that the obligation(s) supporting such claim were incurred under this Agreement and the denominator of which shall be the aggregate net worth of all the Guarantors on such date (or, in the case of any Guarantor becoming a party hereto pursuant to Section 5.11, the date of the Credit Party Accession Agreement executed and delivered by such Guarantor).  Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2.2 shall be subrogated to the rights of such Claiming Guarantor under Section 2.1 to the extent of such payment, in each case subject to the provisions of Section 1.7.

2.3.                            Keepwell

Each Qualified ECP Guarantor (as defined below) hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Other Credit Party to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.3 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.3, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Guaranteed Obligations are discharged. Each Qualified ECP Guarantor intends that this Section 2.3 constitute, and this Section 2.3 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party  for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

For purposes of this Section 2.3, Qualified ECP Guarantor means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other Person constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

3.                                      REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1.                            Representations and Warranties; Certain Agreements

Each Guarantor other than the Company hereby represents, warrants and covenants as follows:

(a)                                 All representations and warranties contained in the Credit Agreement that relate to such Guarantor or to the Credit Documents to which such Guarantor is a party, to the extent already qualified by materiality, shall be true and correct in all respects, and, if not so already qualified, shall be true and correct in all material respects, in any case on and as of the date of this Agreement as if made on and as of such date (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided that each reference in such representation and warranty to the Company’s knowledge shall, for the purposes of this Section 3.1(a) only, be deemed to be a reference to such Guarantor’s knowledge.

(b)                                 Such Guarantor agrees to comply with each of the covenants contained in the Credit Agreement that impose, or purport to impose, through agreements with the Company, restrictions or obligations on such Guarantor.

(c)                                  Such Guarantor acknowledges that any default in the due observance or performance by such Guarantor of any covenant, condition or agreement contained herein may constitute an Event of Default under Section 10.1 of the Credit Agreement.

(d)                                 There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

(e)                                  Such Guarantor has, independently and without reliance upon the Collateral Agent or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Such Guarantor has investigated fully the benefits and advantages which will be derived by it from execution of this Agreement, and the Board of Directors (or persons performing similar functions in case of a Guarantor which is not a corporation) of such Guarantor has decided that execution, delivery and performance of this Agreement and any other Credit Documents to be executed by such Guarantor is within its purpose, in furtherance of its direct and/or indirect business interests, is in its best interest and that it expects to derive benefit directly or indirectly, from (i) successful operations of the Other Credit Parties and (ii) the credit extended by the Lenders to the Company under the Credit Agreement, both in its separate capacity and as a member of the group of companies.

(f)                                   (i) This Agreement is not given with actual intent to hinder, delay or defraud any Person to which such Guarantor is or will become, on or after the date hereof, indebted; (ii) such Guarantor has received at least a reasonably equivalent value in exchange for the giving of this Agreement; (iii) such Guarantor is Solvent on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 5.11, the date of the Credit Party Accession Agreement executed and delivered by such Guarantor) and will not cease to be Solvent as a result of the giving of this Agreement; (iv) such Guarantor is not engaged in a business or transaction, nor is it about to engage in a business or transaction, for which any property remaining with such Guarantor constitutes an unreasonably small amount of capital; and (v) such Guarantor does not intend to incur debts that will be beyond such Guarantor’s ability to pay as such debts mature.

3.2.                            Information

Each of the Guarantors assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Other Credit Parties and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent, any other Agent or any other Secured Party will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

3.3.                            Subordination by Guarantors

In addition to the terms of subordination provided for under Section 1.7, each Guarantor hereby subordinates in right of payment all indebtedness of the Other Credit Parties owing to it, whether originally contracted with such Guarantor or acquired by such Guarantor by assignment, transfer or otherwise, whether now owed or hereafter arising, whether for principal, interest, fees, expenses or otherwise, together with all renewals, extensions, increases or rearrangements thereof, to the prior indefeasible payment in full in cash of the Guaranteed Obligations, whether now owed or hereafter arising, whether for principal, interest (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding), fees, expenses or otherwise, together with all renewals, extensions, increases or rearrangements thereof.

4.                                      SET-OFF

4.1.                            Right of Set-Off

In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of any Event of Default under the Credit Agreement, each Secured Party (and each of its Affiliates) is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of such rights being hereby expressly waived), to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by such Secured Party (including, without limitation, branches, agencies or Affiliates of such Secured Party wherever located) to or for the credit or account of any Guarantor against obligations and liabilities of such Guarantor then due to the Secured Parties hereunder, under the other Credit Documents or otherwise, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Secured Party subsequent thereto.  Each Guarantor hereby agrees that to the extent permitted by law any Person purchasing a participation in a Loan, a Note or the L/C Obligations, whether or not acquired pursuant to the arrangements provided for in Section 12.6 of the Credit Agreement, may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Secured Party.

5.                                      MISCELLANEOUS

5.1.                            Notices

(a)                                 Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (a) below) electronic mail address specified for notices:  (i) in the case of any Guarantor, as set forth on the signature pages hereto; (ii) in the case of the Company, the Collateral Agent or any Lender, as specified in or pursuant to Section 12.2 of the Credit Agreement; (iii) in the case of the Collateral Agent, as specified in or pursuant to Section 6.1 of the Pledge and Security Agreement; (iv) in the case of any Hedge Bank as set forth in any applicable Swap Contract; (v) in the case of any Cash Management Bank, as set forth in any applicable Cash Management Agreement or (vi) in the case of any party, at such other address as shall be designated by such party in a notice to the Administrative Agent and each other party hereto.  All communications and notices hereunder shall be given as provided in Section 12.2 of the Credit Agreement.

(b)                                 Electronic Communications.  Notices and other communications hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Collateral Agent, provided that the foregoing shall not apply to notices to any Lender or Issuing Lender if such Lender or Issuing Lender, as applicable, has notified the Collateral Agent that it is incapable of receiving notices by electronic communication.  The Collateral Agent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

5.2.                            Benefit of Agreement

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Guarantors may assign or transfer any of its interests and obligations without prior written consent of the Collateral Agent (and any such purported assignment or transfer without such consent shall be void); provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in Section 12.6 of the Credit Agreement.  Upon the assignment by any Senior Finance Party of all or any portion of its rights and obligations under the Credit Agreement (including all or any portion of its Commitments and the Loans owing to it) or any other Credit Document to any other Person, such other Person shall thereupon become vested with all the benefits in respect thereof granted to such transferor or assignor herein or otherwise.

5.3.                            No Waivers; Non-Exclusive Remedies

No failure or delay on the part of any Agent or any Secured Party to exercise, no course of dealing with respect to, and no delay in exercising any right, power or privilege under this Agreement or any other Credit Document, or other document or agreement contemplated hereby or thereby shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided herein and in the other Credit Documents are cumulative and are not exclusive of any other rights or remedies provided by law.

5.4.                            Enforcement

The Secured Parties agree that this Agreement may be enforced only by (i) the action of the Collateral Agent (acting upon the instructions of the Required Lenders if required under the Credit Documents), or (ii) after the date on which all of the Obligations have been paid in full, the holders of more than 50% of the obligations under all Swap Contracts and Cash Management Agreements and that no other Secured Party shall have any right individually to seek to enforce this Agreement, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent or the holders of at least 51% of the outstanding obligations under all Cash Management Agreement and Swap Contracts, as the case may be, for the benefit of the Secured Parties upon the terms of this Agreement.

5.5.                            Amendments and Waivers

Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each Guarantor directly affected by such amendment or waiver (it being understood that the addition or release of any Guarantor hereunder shall not constitute an amendment or waiver affecting any Guarantor other than the Guarantor so added or released) and either (i) at all times prior to the time at which all Obligations have been paid in full, the Collateral Agent and the Administrative Agent (with the consent of the Required Lenders or, to the extent required by Section 12.1 of the Credit Agreement, such other portion of the Lenders as may be specified therein) or (ii) at all times after the time at which the Obligations have been paid in full, the holders of more than 50% of the obligations under all Swap Contracts and Cash Management Agreements.

5.6.                            GOVERNING LAW

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  THIS AGREEMENT IS SOLELY FOR THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, AND, EXCEPT AS SET FORTH IN SECTION 12.6 OF THE CREDIT AGREEMENT, NO OTHER PERSONS SHALL HAVE ANY RIGHT, BENEFIT, PRIORITY OR INTEREST UNDER, OR BECAUSE OF THE EXISTENCE OF, THIS AGREEMENT.

5.7.                            WAIVER OF JURY TRIAL

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY

OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

5.8.                            JURISDICTION; CONSENT TO SERVICE OF PROCESS

(a)                                 EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY SECURED PARTY OR ANY RELATED PARTY OF A SECURED PARTY IN ANY WAY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS RELATING HERETO, IN ANY FORUM OTHER THAN THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT OR ANY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE COMPANY OR ANY OTHER GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b)                                 EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION 5.8.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c)                                  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 5.1 OF THIS AGREEMENT.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

5.9.                            Limitation of law; Severability

(a)                                 All rights, remedies and powers provided in this may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all of the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

(b)                                 If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law:  (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agents and the other Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction.

5.10.                     Counterparts; Integration; Effectiveness

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement and the other Credit Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof.  This Agreement shall become effective with respect to each Guarantor when the Collateral Agent shall have received counterparts hereof signed by itself and such Guarantor.

5.11.                     Additional Guarantors

It is understood and agreed that any Subsidiary of the Company that is required by Section 8.10 or 9.15 of the Credit Agreement to become a Credit Party after the date hereof shall automatically become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor hereunder by executing a Credit Party Accession Agreement and counterpart hereof and delivering the same to the Administrative Agent and Collateral Agent.  The execution and delivery of any such instrument shall not require the consent of any other Guarantor or other parts hereunder.  The rights and obligations of each Guarantor or other party hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

5.12.                     Termination; Release of Guarantors

(a)                                 Termination.  Upon the full, final and irrevocable payment and performance of all Guaranteed Obligations, the cancellation of all outstanding L/C Obligations and the termination of the Commitments under the Credit Agreement and all Swap Agreements and Cash Management Agreements, this Agreement shall terminate and have no further force or effect.

(b)                                 Release of Guarantors.  If all of the capital stock of one or more of the Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 9.5 or 9.6 of the Credit Agreement (or such sale, other disposition or liquidation has been approved in writing by the Required Lenders (or all or such other portion of the Lenders, if required by Section 12.1 of the Credit Agreement) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, such Guarantor or Guarantors shall be released from this Agreement, and this Agreement shall, as to each such Guarantor or Guarantors, terminate and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock of any Guarantor shall be deemed to be a sale of such Guarantor for purposes of this Section 5.12(b)).

5.13.                     Conflict

To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of the Credit Agreement, on the other hand, the Credit Agreement shall control.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Guarantor has executed this Agreement as of the day and year first above written.

GUARANTORS:

KLX Energy Services LLC

By:	/s/ Thomas P. McCaffrey
Name:	Thomas P. McCaffrey
Title:	President

Address:

KLX Energy Services LLC
1300 Corporate Center Way
Wellington, FL 33414
E-mail: Tom.McCaffrey@KLX.com
Telephone: 561-383-5100

KLX RE HOLDINGS LLC

By:	/s/ Thomas P. McCaffrey
Name:	Thomas P. McCaffrey
Title:	President

Address:

KLX RE Holdings LLC
1300 Corporate Center Way
Wellington, FL 33414
E-mail: Tom.McCaffrey@KLX.com
Telephone: 561-383-5100

KLX ENERGY SERVICES HOLDINGS, INC.

By:	/s/ Thomas P. McCaffrey
Name:	Thomas McCaffrey
Title:	Vice President

KLX Energy Services Holdings, Inc.
1300 Corporate Center Way
Wellington, FL 33414
E-mail: Tom.McCaffrey@KLX.com
Telephone: 561-383-5100

Agreed to and Accepted:

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent and Administrative Agent

By:	/s/ Kody J. Nerios
Name:	Kody J. Nerios
Title:	Authorized Officer